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                                     BYLAWS

                                       OF

                    COUNTRY INVESTORS LIFE ASSURANCE COMPANY



                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS

     Section 1. ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may come before the meeting shall be held at the principal office of the company in the City of Bloomington, Illinois, or such other place within the State of Illinois as may be fixed by the Board of Directors at an hour and on a day during the months of March or April in each year to be fixed by the Board of Directors. Notice of any meeting of stockholders shall fix the hour, day and place of such meeting.

     Section 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President, by the Board of Directors or a majority of the members of the Board of Directors.

     Section 3. NOTICE OF MEETINGS. Notice of all annual and special meetings of stockholders shall be given by the Secretary to each stockholder by mailing same to his last known address at least ten days before such meeting and such notice shall state the objects of such meetings and the business to be considered thereat.

     Section 4. WAIVER OF NOTICE. Notice of the time, place and purpose or purposes of any meeting of the shareholders may be waived in writing by any shareholder. Such waiver may be given before or after the meeting and shall be filed with the Secretary or entered upon the records of the meeting.

     Section 5. QUORUM. A majority of the amount of stock issued and outstanding represented by the holders in person or by proxy shall constitute a quorum for the transaction of business, but a lesser number may adjourn sine die, or from day to day.

     Section 6. RECORD DATE. The Board of Directors may fix a time, not exceeding sixty days preceding the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the company after any record date so fixed. The Board may close the books of the company against transfers of shares during the whole or in any part of such period.

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     Section 7. PROXIES. Any stockholder of record may, in writing, authorize any person to vote in his behalf at all stockholders' meetings, but written proxies therefor must be filed with the Secretary of the company before the convening of the stockholders' meeting at which the same are to be used.


                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. POWERS, NUMBER. The corporate powers, business and property of the company shall be exercised, conducted and controlled by a board of twenty
(20) directors. Directors must be shareholders unless the company is a wholly-owned subsidiary of another corporation. At least three directors shall be residents and citizens of the State of Illinois.

     Section 2. TERM. Directors shall hold office for a term of one year and until their successors are elected and qualified. Directors shall be elected by ballot.

     Section 3. VACANCIES. Any vacancy in the Board of Directors shall be filled by a majority vote of the stockholders and a special meeting of the stockholders may be called for that purpose.

     Section 4. MEETINGS. The Board of Directors shall meet for the election of officers and for the transaction of business without unnecessary delay after each annual meeting of the stockholders. Regular meetings of the Board shall be held on such dates and at such place or places as may be fixed by the Board from time to time and no notice shall be required for such regular meetings at the times so fixed. Special meetings of directors may be called by the President on at least two days' notice to each director, delivered to him personally or by mail or telegraph left at his residence or usual place of business and special meetings of the directors shall be called by the secretary in like manner on written request of three directors. Notice of a special meeting may be waived by any director; and attendance by any director at a meeting shall constitute a waiver of notice of such meeting except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     The directors may hold meetings and transact business without notice at any time or place when all are present or consent thereto in writing before, at or after such meeting.

     Section 5. EXECUTIVE COMMITTEE. The Board of Directors may, by a resolution adopted by a majority of the entire Board, designate three or more of their number to constitute an Executive Committee, which, to the extent determined by such resolution, shall have and may exercise the authority of the Board in the management of the business of the company. Any such Executive Committee shall act only during the intervals between meetings of the Board and shall be subject at all times to the control and direction of the Board.

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     Section 6. RECORDS OF COMMITTEES. The previous actions of all committees shall be reported at each regular meeting of the directors and the records thereof shall by reference be made a part of the proceedings of the directors.

     Section 7. COMPENSATION. The Board of Directors by the affirmative vote of a majority of the entire number of directors then in office and regardless of any personal interest of any of its members may fix a reasonable compensation to be paid directors for services to the corporation as directors, officers or otherwise. By resolution of the Board of Directors the directors may authorize the payment of expenses incurred in attendance at the meetings of the Board of Directors.


                                   ARTICLE III

                                    OFFICERS

     Section 1. ELECTION. The Board of Directors shall annually elect out of their number a President and a Vice President. The Board of Directors shall also annually elect either from their own number or otherwise a Secretary, a Vice President, Finance and Treasurer, a Chief Executive Officer, an Executive Vice President, a General Counsel, an Assistant Secretary, an Assistant Treasurer, a Medical Director and such other officers as the interests of the company may require. The Board of Directors shall have power to prescribe additional powers and duties for the officers herein provided for and to change such powers and duties whenever the Board may deem best.

     Each of the officers named above shall serve for a term of one year and until their successors have been elected or appointed and qualified.

     Section 2. VACANCIES. Any vacancy in the offices of the company may be filled by the Board of Directors at any regular or special meeting for the unexpired portion of the term. In case of the absence or temporary disability of any officer, the Board may designate an incumbent for the time being, who shall, during such incumbency, have the powers of such officer.


                                   ARTICLE IV

                               STANDING COMMITTEES

     Section 1. FINANCE COMMITTEE - APPOINTMENT - POWERS. The Finance Committee of the company shall consist of six (6) members as follows: four (4) members of the Board of Directors to be appointed by the President and approved by the Board of Directors, together with the President and the Treasurer, who, ex officio, shall be members of such committee.

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     Such committee shall organize by the election of a chairman and secretary from among its members. The Finance Committee shall review at periodic intervals all disbursements made from the funds of the company. The committee shall also perform such other duties as may be delegated to it by the Board of Directors.

     Section 2. INVESTMENT COMMITTEE - APPOINTMENT - POWERS. The Investment Committee of the company shall consist of eight (8) members as follows: six (6) persons to be appointed by the President, subject to the approval of the Board of Directors, from within or without the membership of such Board, together with the President and Treasurer, who, ex officio, shall be members of such committee.

     The Investment Committee shall organize by the election of a chairman from among its members and by the election of a secretary. It shall be the duty of the Investment Committee and it shall have power, subject to such limitations as the Board of Directors may provide, to direct the mode, manner and time of making and calling in investments and the sale and transfer of investments and the reinvestment of the proceeds thereof; to examine all funds and securities as often as they may deem necessary or when required by the Board; to report to each stated meeting, and as often as requested by the Board, the condition of the funds, securities and investments of the company; and by special vote from time to time and whenever necessary, to authorize the sale and transfer of stocks, bonds and other securities, both real and personal, in which funds of the company are invested, and to authorize the execution of all instruments, contracts, deeds and conveyances of the company requiring the signature in the corporate name, excepting policies of insurance. The secretary of the Investment Committee shall keep a complete record of the proceedings thereof.


                                    ARTICLE V

                               DUTIES OF OFFICERS

     Section 1. PRESIDENT. The President shall have general supervision over the business and all officers and agents of the company. He shall preside at all meetings of the Board of Directors and at all stockholders' meetings and shall be, ex officio, a member of all standing committees. He shall have power to call meetings of the Board of Directors and stockholders at such times as he may deem expedient and shall report from time to time to the Board of Directors and keep them advised of all business of the company, and shall prepare a report for the annual meeting of the stockholders which shall be presented to the Board of Directors for approval before being submitted to the stockholders. He shall, upon proper authority from the Board of Directors and in conjunction with the secretary, execute all contracts and other papers necessary to the transactions of the business of the company. He shall, in general, perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

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     Section 2. VICE PRESIDENT. The Vice President shall act in the place and discharge all the duties of the President in his absence or disability and shall have such other powers and perform such other duties as may from time to time be defined and prescribed by the Board of Directors.

     Section 3. CHIEF EXECUTIVE OFFICER. Under the general direction of the President, the Chief Executive Officer shall be the chief executive officer and shall direct the activities of the company other than the functions performed by the Vice President, Finance and Treasurer and General Counsel in accordance with the policies and objectives established by the Board of Directors. He shall be responsible for the overall results of the company except for that portion of such results as are based on those functions.

     Section 4. EXECUTIVE VICE PRESIDENT. Under the direction of the Chief Executive Officer, the Executive Vice President shall be the chief operating officer and shall be held accountable to the Chief Executive Officer for those company operations for which the Chief Executive Officer is responsible.

     Section 5. SECRETARY. The Secretary shall keep full minutes of all meetings of the stockholders and directors, he shall attend all sessions of the Board, shall act as the clerk thereof and record all votes and minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders of the company and of the Board of Directors, and shall perform such other duties of the office as may be prescribed by the Board of Directors or President under whose supervision he shall be.

     Section 6. VICE PRESIDENT, FINANCE AND TREASURER. The Vice President, Finance and Treasurer shall have charge of all monies and securities and all obligations to the credit of the company; shall deposit all monies, checks and other obligations to the credit of the company in such depository or depositories as may be designated by the Board of Directors; shall disburse the funds of the company as ordered by the Board of Directors, taking proper vouchers for such disbursements; shall keep full and accurate accounts of the receipts and disbursements of the company and shall render a statement of his accounts and transactions whenever required by the Board of Directors; and generally shall perform all duties incident to the position of treasurer, subject to the control of the Board of Directors. He shall give, and the Board of Directors shall require, bond for the faithful discharge of his duties, in such sum and with such surety or sureties as shall be determined by the Board.

     Section 7. ASSISTANT TREASURER. The Assistant Treasurer shall have such powers and shall perform such duties as may be assigned to him by the Treasurer with the approval of the Board of Directors.

     Section 8. ASSISTANT SECRETARY. The Assistant Secretary shall have such powers and shall perform such duties as may be assigned to him by the Secretary with the approval of the Board of Directors.

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     Section 9. GENERAL COUNSEL. The General Counsel, subject to the supervision of the Board of Directors, shall have control of all matters of legal import concerning the company.

     Section 10. MEDICAL DIRECTOR. The Medical Director shall, under the supervision of the directors, have charge of the medical department of the company, shall appoint all medical examiners, make rules for their government, and shall pass upon all applications for insurance, and no policy shall be issued unless the application therefor shall be approved by the medical director, or an assistant designated by him, with the approval of the Board of Directors.

     Section 11. ACTUARY. The directors may employ an actuary who shall, under the supervision of the directors, annually value all of the policies of the company, make up annual statement, and perform such other duties as may be required of him by the Board of Directors or other officers of this company.


                                   ARTICLE VI

                     BONDS OF OFFICERS, AGENTS AND EMPLOYEES

     Section 1. BONDS. The officers, agents and employees of the company, or such of them as may be required by the directors, shall give bond for the faithful performance of their duties and for the payment of all monies and delivery of all property of the company received by them, in such amounts, in such form and with such surety as the directors may prescribe. The cost of such bond shall be borne by the company.


                                   ARTICLE VII

                               STOCK CERTIFICATES

     Section 1. CERTIFICATES OF SHARES. Each certificate of shares of the company shall be signed by the President or Vice President and the Secretary or Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer may be a facsimile, engraved or printed.

     Section 2. DECLARATION OF DIVIDENDS. The Board of Directors shall have the authority to declare dividends upon the shares of the company to the extent permitted by the Articles of Incorporation and by law.

     Section 3. TRANSFER OF SHARES. Shares of the company may be transferred only on the books of the company by the holder thereof, in person or by his attorney, upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the company and to effect transfers of shares.

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     Section 4. RECORD DATE. The Board of Directors may fix a time, not exceeding sixty days preceding the date fixed for the payment of any dividend, as a record date for the determination of the shareholders entitled to receive payment of such dividend, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend, notwithstanding any transfer of any shares on the books of the company after any record date so fixed. The Board may close the books of the company against transfers of shares during the whole or any part of such period.


                                  ARTICLE VIII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Section 1. INDEMNIFICATION. Each person who is or who shall hereafter become a director, officer or employee of the company, and his administrators, executors, and heirs shall be indemnified by the company, to the extent not prohibited by applicable law, against all judgments, decrees, orders and findings rendered or entered against him and all costs and expenses reasonably incurred by or imposed upon him, in connection with or resulting from any action, suit or proceeding, administrative or otherwise or threat thereof, to which he is or may be made a party by reason of his being or having been a director, officer or employee (whether or not he shall be a director, officer or employee at the time) excepting judgments, decrees, orders, findings, costs and expenses incurred or imposed in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding, administrative or otherwise liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director, officer or employee of liability to the company or its stockholders for willful misfeasance, bad faith, gross negligence and reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director, officer and employee and his administrators, executors, or heirs may be indemnified by the company against payments made including reasonable costs and expenses provided that such indemnification shall be conditioned upon the prior determination by a resolution of two-thirds (2/3) of those members of the Board of Directors of the company who are not involved in the action, suit or proceeding that the director, officer or employee has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the company are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers, directors, and employees may be entitled according to law.

     The company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the company against any liability asserted against him and
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incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 1. SEAL. Effective March 16, 1987, the corporate seal of this company shall be in the form of a circle with the words "Country Investors Life Assurance Company" around the margin and the words "Corporate Seal" in the center.

                                    ARTICLE X

                                   AMENDMENTS

     Section 1. AMENDMENT. The power to make, alter, amend or repeal these Bylaws is fixed in the Board of Directors, provided that an amendment of Section 1 of Article II increasing or decreasing the number of directors may be adopted only by the favorable vote of the holders of a majority of all of the issued and outstanding stock of the company. The favorable vote of a majority of the entire number of directors shall be required for adoption of any amendment of the Bylaws.

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